Exhibit 99.1

NEWS RELEASE
For Immediate Release:
November 6, 2024
Sterling Reports Record Third Quarter 2024 Results
and Raises Full Year Profitability Guidance
THE WOODLANDS, TX – November 6, 2024 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the third quarter 2024.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Third Quarter 2024 Results
•Revenues of $593.7 million, an increase of 6%
•Gross margin of 21.9%, up from 16.4%
•Net Income of $61.3 million, or $1.97 per diluted share, an increase of 56% for both metrics
•EBITDA(1) of $100.8 million, an increase of 42%
•Cash flows from operations totaled $322.8 million for the nine months ended September 30, 2024
•Cash and Cash Equivalents totaled $648.1 million at September 30, 2024
•Backlog at September 30, 2024 was $2.06 billion
•Combined backlog(2) at September 30, 2024 was $2.37 billion
CEO Remarks and Outlook
“In the third quarter we delivered 6% revenue growth and a remarkable 56% increase in diluted EPS. Our focus on margin expansion continues to drive profitability growth well in excess of revenue growth. Gross profit margins of 21.9% marked a new record, and we continue to look for opportunities to drive further expansion,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We closed the third quarter with combined backlog of $2.37 billion, which was in line with prior year levels. What the backlog metrics do not capture is that our business has moved toward large, multi-phase projects. As a result, we have built a pipeline of high probability future phase work that now totals over half a billion dollars. Our operating cash flow generation in the quarter was again excellent at $152 million, driving our net cash position to $326 million, and supporting share repurchases of $20 million in the quarter. Our business is performing very well and we feel great about the opportunities ahead.”
Mr. Cutillo continued, “In E-Infrastructure Solutions, we achieved 89% operating income growth as operating margins expanded over 1,100 basis points to reach 25.8%. This excellent margin profile reflects our shift toward large mission-critical projects, including data centers and manufacturing. E-Infrastructure revenue increased 4% in the quarter, driven by strength in data center work, which more than offset a tough revenue comparison in the manufacturing market and some continued softness in the small project market. Notably, data center-related revenue increased approximately 90% in the quarter and now represents over 50% of segment backlog.
Transportation Solutions had another excellent quarter, delivering 18% revenue growth and 28% operating profit growth. The transportation markets are the strongest that they have been in our company’s history, and we still have two and a half years remaining under the Infrastructure Investment and Jobs Act (IIJA) authorization.
(1) See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $319.6 million at September 30, 2024.

In Building Solutions, revenue declined 10% and operating profit declined 12%. Our residential concrete slab and plumbing businesses were impacted by a slowdown in the Dallas market in the quarter, as prospective homebuyers appear to be waiting on the sidelines in expectation of future interest rate reductions. We remain very bullish on the multi-year demand trends in our key geographies and anticipate a rebound in 2025.”
“We believe 2024 will be another excellent year for Sterling. Given our strong results through the third quarter and backlog position, we are raising our full year profitability guidance. The midpoint of our 2024 guidance would represent 10% revenue growth, 32% net income growth and 21% EBITDA growth,” Mr. Cutillo concluded.
Full Year 2024 Guidance
•Revenue of $2.150 billion to $2.175 billion
•Net Income of $180 million to $185 million
•Diluted EPS of $5.85 to $6.00
•EBITDA(1) of $310 million to $315 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Thursday, November 7, 2024 at 10:00 a.m. ET/9:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work and plumbing services for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) See the “Non-GAAP Measures” and “EBITDA Guidance Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues	$593,741	$560,347	$1,616,923	$1,486,251
Cost of revenues	(463,942)	(468,480)	(1,297,477)	(1,240,368)
Gross profit	129,799	91,867	319,446	245,883
General and administrative expense	(30,672)	(25,237)	(85,826)	(72,592)
Intangible asset amortization	(4,280)	(3,736)	(12,857)	(11,209)
Acquisition related costs	(72)	(103)	(209)	(352)
Other operating expense, net	(7,283)	(5,654)	(18,203)	(11,703)
Operating income	87,492	57,137	202,351	150,027
Interest income	7,591	4,150	19,798	8,327
Interest expense	(6,286)	(7,257)	(19,463)	(22,516)
Income before income taxes	88,797	54,030	202,686	135,838
Income tax expense	(23,404)	(13,891)	(48,960)	(35,429)
Net income, including noncontrolling interests	65,393	40,139	153,726	100,409
Less: Net income attributable to noncontrolling interests	(4,072)	(786)	(9,478)	(1,927)
Net income attributable to Sterling common stockholders	$61,321	$39,353	$144,248	$98,482

Net income per share attributable to Sterling common stockholders:
Basic	$2.00	$1.28	$4.67	$3.20
Diluted	$1.97	$1.26	$4.63	$3.17

Weighted average common shares outstanding:
Basic	30,735	30,800	30,875	30,733
Diluted	31,070	31,217	31,184	31,048

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenues	2024	% of Revenue	2023	% of Revenue	2024	% of Revenue	2023	% of Revenue
E-Infrastructure Solutions	$263,899	45%	$253,948	45%	$689,687	43%	$719,936	48%
Transportation Solutions	227,251	38%	192,996	35%	608,995	37%	455,223	31%
Building Solutions	102,591	17%	113,403	20%	318,241	20%	311,092	21%
Total Revenues	$593,741		$560,347		$1,616,923		$1,486,251

Operating Income
E-Infrastructure Solutions	$68,076	25.8%	$35,945	14.2%	$146,922	21.3%	$103,381	14.4%
Transportation Solutions	18,573	8.2%	14,487	7.5%	42,154	6.9%	29,649	6.5%
Building Solutions	11,249	11.0%	12,848	11.3%	39,837	12.5%	35,029	11.3%
Segment Operating Income	97,898	16.5%	63,280	11.3%	228,913	14.2%	168,059	11.3%
Corporate G&A Expense	(10,334)		(6,040)		(26,353)		(17,680)
Acquisition Related Costs	(72)		(103)		(209)		(352)
Total Operating Income	$87,492	14.7%	$57,137	10.2%	$202,351	12.5%	$150,027	10.1%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$648,127	$471,563
Accounts receivable	329,882	252,435
Contract assets	79,736	88,600
Receivables from and equity in construction joint ventures	7,814	17,506
Other current assets	18,086	17,875
Total current assets	1,083,645	847,979
Property and equipment, net	270,532	243,648
Operating lease right-of-use assets, net	54,748	57,235
Goodwill	281,363	281,117
Other intangibles, net	315,540	328,397
Other non-current assets, net	17,757	18,808
Total assets	$2,023,585	$1,777,184
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$160,199	$145,968
Contract liabilities	563,531	444,160
Current maturities of long-term debt	26,425	26,520
Current portion of long-term lease obligations	19,531	19,641
Accrued compensation	43,198	27,758
Other current liabilities	26,152	14,121
Total current liabilities	839,036	678,168
Long-term debt	296,185	314,996
Long-term lease obligations	35,445	37,722
Members’ interest subject to mandatory redemption and undistributed earnings	23,417	29,108
Deferred tax liability, net	82,894	76,764
Other long-term liabilities	15,666	16,573
Total liabilities	1,292,643	1,153,331
Stockholders’ equity:
Common stock	312	309
Additional paid in capital	295,831	293,570
Treasury stock, at cost	(48,901)	—
Retained earnings	469,282	325,034
Total Sterling stockholders’ equity	716,524	618,913
Noncontrolling interests	14,418	4,940
Total stockholders’ equity	730,942	623,853
Total liabilities and stockholders’ equity	$2,023,585	$1,777,184

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$153,726	$100,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,546	42,529
Amortization of debt issuance costs and non-cash interest	877	1,334
Gain on disposal of property and equipment	(3,280)	(4,102)
Deferred taxes	6,107	10,188
Stock-based compensation	13,753	10,975
Changes in operating assets and liabilities	101,106	169,882
Net cash provided by operating activities	322,835	331,215
Cash flows from investing activities:
Acquisitions, net of cash acquired	(4,827)	—
Disposition proceeds	—	14,000
Capital expenditures	(65,309)	(49,244)
Proceeds from sale of property and equipment	7,834	9,607
Net cash used in investing activities	(62,302)	(25,637)
Cash flows from financing activities:
Repayments of debt	(19,931)	(76,850)
Repurchase of common stock	(50,596)	—
Withholding taxes paid on net share settlement of equity awards	(13,408)	(4,579)
Other	(34)	(16)
Net cash used in financing activities	(83,969)	(81,445)
Net change in cash, cash equivalents, and restricted cash	176,564	224,133
Cash, cash equivalents and restricted cash at beginning of period	471,563	185,265
Cash, cash equivalents and restricted cash at end of period	648,127	409,398
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$648,127	$409,398

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to Sterling common stockholders	$61,321	$39,353	$144,248	$98,482
Depreciation and amortization	17,363	14,857	50,546	42,529
Interest expense, net of interest income	(1,305)	3,107	(335)	14,189
Income tax expense	23,404	13,891	48,960	35,429
EBITDA(1)	100,783	71,208	243,419	190,629
Acquisition related costs	72	103	209	352
Adjusted EBITDA(2)	$100,855	$71,311	$243,628	$190,981

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest expense and taxes.

(2) The Company defines adjusted EBITDA as EBITDA excluding the impact of acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2024 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$180	$185
Depreciation and amortization	67	67
Interest expense, net of interest income	—	—
Income tax expense	63	63
EBITDA (1)	$310	$315

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, and taxes.